                                                                   Exhibit 4.2.6


                      SIXTH AMENDMENT TO THE CREDIT AGREEMENT


      This Sixth Amendment ("Sixth Amendment"), dated as of May 30, 2000, is among ENHANCE FINANCIAL SERVICES GROUP INC., a corporation duly organized and validly existing under the laws of the State of New York (together with its successors and assigns, the "COMPANY"); each of the lenders that is a signatory hereto; and FLEET NATIONAL BANK, as Swingline Bank (in such capacity, together with its successors and permitted assigns in such capacity, the "SWINGLINE Bank") and as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT").

      The Company, the lenders signatory hereto, the Swingline Bank and the Agent are parties to a Credit Agreement dated as of June 30, 1998, which Credit Agreement was amended and restated in its entirety by the Third Amendment to the Credit Agreement dated as of June 29, 1999, further amended by a Fourth Amendment to the Credit Agreement dated as of September 29, 1999 and further amended by a Fifth Amendment to the Credit Agreement dated as of March 31, 2000 (as so amended and restated and in effect on the date hereof, the "CREDIT AGREEMENT"). The Company has requested the lenders signatory hereto to amend the Credit Agreement to extend the Commitment Termination Date (as originally defined in the Third Amendment to the Credit Agreement) notwithstanding the procedures to extend the Commitment Termination Date set forth in Section 2.08 of the Credit Agreement and make other modifications to the Credit Agreement. The lenders signatory hereto are in agreement with such request upon certain terms and conditions set forth in this Sixth Amendment. Accordingly, the parties hereto hereby agree as follows:

      Section 1. DEFINITIONS. Except as otherwise defined in this Sixth Amendment, terms defined in the Credit Agreement are used herein as defined therein.

      Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 3 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

      (a) Section 1.01 (CERTAIN DEFINED TERMS) is amended as follows:

            (i) by deleting the definition of "Applicable Margin" and substituting therefor the following:

            "APPLICABLE MARGIN" shall mean: (a) with respect to Increased Commitment Loans, Additional Commitment Loans, Revolving Credit Loans and Term Loans that are Base Rate Loans, 0% per annum; and (b) with respect to (i) Increased Commitment Loans, Additional Commitment Loans, Revolving Credit Loans and Term Loans that are Eurodollar Loans or (ii) with respect to facility fees payable hereunder, the applicable percentage per annum set forth below under the caption "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by S&P and Moody's applicable on such date to the Index Debt:

            --------------------------------------------------------------------
                                     Eurodollar Spread
                             -----------------------------------
               Index Debt                                         Facility Fee
                 Rating:                                             Rate(2)
            --------------------------------------------------------------------
                                 Increased        Term Loan
                              Commitment Loan,
                                Additional
                              Commitment Loan
                               and Revolving
                               Credit Loan(1)
            --------------------------------------------------------------------
                 Level 1           0.430%           0.750%           0.120%
            --------------------------------------------------------------------
                 Level 2           0.500%           0.850%           0.150%
            --------------------------------------------------------------------
                 Level 3           0.570%           0.950%           0.180%
            --------------------------------------------------------------------
                 Level 4           0.620%           1.050%           0.230%
            --------------------------------------------------------------------
                 Level 5           0.670%           1.150%           0.280%
            --------------------------------------------------------------------

           (1) During any period that the aggregate outstanding principal amount of Increased Commitment Loans, Additional Commitment Loans, Revolving Credit Loans, Competitive Loans and Swingline Loans exceeds 33% but is less than or equal to 66% of the aggregate Commitments of the Banks, the Eurodollar Spread for Increased Commitment Loans, Additional Commitment Loans and Revolving Credit Loans shall be increased by .050% above the percentages set forth in the above grid for each of the Index Debt Rating Levels. During any period that the aggregate outstanding principal amount of Increased Commitment Loans, Additional Commitment Loans, Revolving Credit Loans, Competitive Loans and Swingline Loans exceeds 66% of the aggregate Commitments of the Banks, the Eurodollar Spread for Increased Commitment Loans, Additional Commitment Loans and Revolving Credit Loans shall be increased by .100% above the percentages set forth in the above grid for each of the Index Debt Rating Levels.

           (2)     The facility fee shall not be applicable to any Term Loans.
            --------------------------------------------------------------------

            For purposes of determining the applicable Index Debt Rating (except for split ratings of more than one equivalent level as provided for below): (a) Level 1 shall be deemed to be applicable if (i) no Event of Default shall have occurred and be continuing and (ii) the Index Debt is rated AA or higher by S&P OR Aa2 or higher by Moody's; (b) Level 2 shall be deemed to be applicable if (i) no Event of Default shall have occurred and be continuing, (ii) Level 1 is not applicable and (iii) the Index Debt is rated A or higher by S&P OR A2 or higher by Moody's; (c) Level 3 shall be deemed to be applicable if (i) no Event of Default shall have occurred and be continuing, (ii) neither Level 1 nor Level 2 is applicable and (iii) the Index Debt is rated A- or higher by S&P OR A3 or higher by Moody's; (d) Level 4 shall be deemed to be applicable if (i) no Event of Default shall have occurred and be continuing, (ii) neither Level 1, Level 2 nor Level 3 is applicable and (iii) the Index Debt is rated BBB+ or higher by S&P OR Baa1 or higher by

            Moody's; and (e) Level 5 shall be deemed to be applicable if no other Level is applicable. If S&P or Moody's shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then S&P shall be deemed to have established a rating in Level 5. If the rating for the Index Debt of S&P and Moody's is split by more than one equivalent rating level, the Index Debt Rating shall be deemed to be at that Level corresponding to the rating that is one level higher than the lower of the two ratings. If the rating established or deemed to have been established by S&P or Moody's for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by S&P or Moody's, as the case may be. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if S&P or Moody's shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

            (ii) by deleting the definition of "Banks" set forth in the first paragraph of the Credit Agreement and substituting therefore the following:

            "BANKS" shall mean, prior to the effective date of the Sixth Amendment, each of the lenders that is a signatory to the Credit Agreement (without giving effect to the Sixth Amendment) together with its successors and assigns, and on and after the effective date of the Sixth Amendment, each lender set forth on Attachment I to such Sixth Amendment; each such lender, together with its successors and assigns, individually a "Bank" and, collectively, the "Banks".

            (iii) by deleting the definition of "Commitment" and substituting therefor the following:

            "COMMITMENT" shall mean, as to each Bank, the obligation of such Bank to make Loans in an aggregate amount not exceeding the amounts and for the time periods set opposite such Bank's name under the caption "Commitment" on Attachment I to the Sixth Amendment (as the same may be reduced at any time or from time to time pursuant to
            Section 2.03 hereof).

            (iv) by deleting the definition of "Commitment Termination Date" and substituting therefor the following:

            "COMMITMENT TERMINATION DATE" shall mean May 29, 2001 (provided that, if such date is not a Business Day, the next preceding Business Day), as the same may be extended pursuant to Section 2.08 hereof.

            (v) by deleting the definition of "Notes" and substituting therefor the following:

            "NOTES" shall mean the Revolving Credit Notes, the Competitive Notes, the Term Loan Notes, the Swingline Note, the Increased Commitment Notes and the Additional Commitment Notes.

            (vi) by adding the following new definition:

            "SIXTH AMENDMENT" shall mean the Sixth Amendment to the Credit Agreement dated as of May 30, 2000 among the Company, the lenders signatory thereto, the Swingline Bank and the Agent.

            (vii) by deleting the definition of "Original Commitment Amount" and substituting therefor the following:

            "ORIGINAL COMMITMENT AMOUNT" shall mean, as to each Bank, the obligation of such Bank to make Loans in an aggregate amount not exceeding the amounts set opposite such Bank's name under the subcaption "Original Commitment Amount" on Attachment I to the Sixth Amendment (as the same may be reduced at any time or from time to time pursuant to Section 2.03 hereof).

            (viii) by deleting the definition of "Increased Commitment Amount" and substituting therefor the following:

            "INCREASED COMMITMENT AMOUNT" shall mean, as to each Bank, so long as 100% of the Original Commitment Amount is outstanding, the obligation of such Bank to make Loans in an aggregate amount not exceeding the amounts set opposite such Bank's name under the subcaption "Increased Commitment Amount" on Attachment I to the Sixth Amendment (as the same may be reduced at any time or from time to time pursuant to Section 2.03 hereof).

            (ix) by adding the following new definition:

            "ADDITIONAL COMMITMENT AMOUNT" shall mean, as to each Bank, so long as 100% of the Original Commitment Amount and the Increased Commitment Amount are outstanding, the obligation of such Bank to make Loans in an aggregate amount not exceeding the amounts set opposite such Bank's name under the subcaption "Additional Commitment Amount" on Attachment I to the Sixth Amendment (as the same may be reduced at any time or from time to time pursuant to
            Section 2.03 hereof).

            (x) by adding the following new definition:

            "ADDITIONAL COMMITMENT LOANS" shall mean the loans provided for by
            Section 2.01(g) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

            (xi) by adding the following new definition:

            "ADDITIONAL COMMITMENT NOTES" shall mean the promissory notes provided for by Section 2.06(h) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

            (xii) by deleting the definition of "Increased Commitment Period" and substituting therefor the following:

            "INCREASED COMMITMENT PERIOD" shall mean the period from the Amendment Effective Date (as defined in the Sixth Amendment) to the earlier of (i) the Commitment Termination Date and (ii) the reduction of the Increased Commitment Amount to $0.00 pursuant to
            Section 2.03 hereof with respect to each Bank.

            (xiii) by adding the following new definition:

            "ADDITIONAL COMMITMENT PERIOD" shall mean the period from the Amendment Effective Date (as defined in the Sixth Amendment) to the earlier of (i) the Commitment Termination Date and (ii) the reduction of the Additional Commitment Amount to $0.00 pursuant to
            Section 2.03 hereof.

            (xiv) by deleting the definition of "Borrowing" and substituting therefor the following:

            "BORROWINg" means (a) Increased Commitment Loans, Additional Commitment Loans or Revolving Credit Loans of the same Type, made, Converted or Continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

            (xv) by deleting the definition of "Interest Period" and substituting therefor the following:

            "INTEREST PERIOD" shall mean (a) with respect to any Increased Commitment Loan, Additional Commitment Loan or Revolving Credit Loan that is a Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, (b) with respect to any Competitive Loan that is a Eurodollar Loan, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Competitive Bid Request, (c) with respect to any Fixed Rate Borrowing, the period (which shall not be fewer than 3 days or more than 180 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request, (d) with respect to any Term

            Loan that is a Eurodollar Loan, each period commencing on the date such Term Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month and (e) with respect to any Swingline Loan, the period commencing on the date such Swingline Loan is made and ending on the date three Business Days thereafter. Notwithstanding the foregoing: (i) the Company may not select any Interest Period for any Increased Commitment Loan, Additional Commitment Loan, Revolving Credit Loan or Competitive Loan that ends after the Commitment Termination Date or for any Swingline Loan that ends after the date which is three Business Days prior to the Commitment Termination Date; (ii) no Interest Period for any Term Loans may commence before and end after any Principal Payment Date for such Term Loans unless, after giving effect thereto, the aggregate principal amount of such Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of such Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; and (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, with respect to Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day)."

            (xvi) by deleting the definition of "Loans" and substituting therefor the following:

            "LOANS" shall mean the Increased Commitment Loans, Additional Commitment Loans, Revolving Credit Loans, Term Loans, Competitive Loans and Swingline Loans.

            (xvii) by adding the following new definition:

            "WAIVER" shall mean that certain waiver to the provisions of Section 8.05(c) dated as of March 31, 2000 relating to the sale of 2% of the Company's interests in Credit-Based Asset Servicing and Securitization LLC to Credit-Based Asset Servicing and Securitization Holding LLC.

            (xviii) by deleting the definition of "Asset-Based Businesses" and substituting therefor the following:

            "Asset-Based Business" shall mean (i) a non-insurance business of the Company and its Subsidiaries and (ii) Van-American Companies, Inc. and its Subsidiaries.

      (b) Section 1.03 of the Credit Agreement is deleted and replaced with the following:

            "1.03 CLASSES; SERIES; TYPE1.03 CLASSES; SERIES; TYPE. Loans hereunder are distinguished by "Class". The "Class" of a Loan refers to whether such Loan is an Increased Commitment Loan, Additional Commitment Loan, a Revolving Credit Loan, a Competitive Loan, a Swingline Loan or a Term Loan, each of which constitutes, respectively, a "Class" of Loan. Loans are also distinguished by "Series". The Loans of any one Class made on the occasion of any Borrowing constitute a "Series" of Loans. Loans hereunder are also distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, Eurodollar Loan or a Fixed Rate Loan, each of which constitutes a Type. The Loans may be identified by both Class and Type."

      (c) Subsection (b) of Section 2.01 of the Credit Agreement is deleted and replaced with the following:

            "(b) TERM LOANS. Each Bank severally agrees, on the terms and conditions of this Agreement, at the request of the Company, to make, on the Commitment Termination Date, a term loan (such term loan being herein called a "TERM LOAN" and collectively the "TERM LOANS") to the Company in Dollars in a principal amount up to but not exceeding the unpaid principal balance of the Revolving Credit Loans, Increased Commitment Loans and Additional Commitment Loans outstanding on such date, the proceeds of which Term Loans shall be applied (and the Company hereby authorizes and instructs such Bank to apply such proceeds) to refinance, in whole or in part, the unpaid principal balance of such Revolving Credit Loans, Increased Commitment Loans and Additional Commitment Loans; provided that the Banks shall not be obligated to make Term Loans unless the aggregate amount of such Term Loans is equal to $3,000,000 or an integral multiple of $200,000 in excess thereof. Subject to the terms and conditions of this Agreement, the Company may borrow such Term Loans by means of Base Rate Loans and Eurodollar Loans and, prior to payment in full of the principal of such Term Loans, the Company may Convert Loans of one Type into Loans of another Type (as provided in Section 2.07 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.07 hereof)."

      (d) Subsection (g) is hereby added to Section 2.01 of the Credit Agreement as follows:

            "(g) INCREASED COMMITMENT LOANS. In addition to the Loans provided for in subsections (a), (b), (d), (e) and (f) above of this Section 2.01, each Bank committed to providing an Additional Commitment Amount severally agrees, on the terms and conditions of this Agreement, at the request of the Company, to make Additional Commitment Loans to the Company in Dollars during the Additional Commitment Period in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Additional Commitment Amount of such Bank as in effect from time to time (each such increased commitment loan being herein called a "ADDITIONAL COMMITMENT LOAN" and collectively the "ADDITIONAL COMMITMENT Loans"); provided that, 100% of the Original Commitment Amount and the Increased Commitment Amount must be outstanding prior to any Bank making an Additional Commitment Loan; and provided further, upon the expiration of the Additional Commitment Period, in no event shall there be any outstanding Additional Commitment Loans. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Additional Commitment Amounts by means of Base Rate Loans and Eurodollar Loans, and the Company may Convert Loans of one Type into Loans of another Type (as provided in Section 2.07 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2l07 hereof)."

      (e) Subsection (f) is hereby added to Section 2.02 of the Credit Agreement as follows:

            "(f) ADDITIONAL COMMITMENT LOANS. The Company shall give the Administrative Agent notice with respect to any borrowings of Additional Commitment Loans hereunder in accordance with the terms and provisions of Subsection (a) of this Section 2.02. All provisions of Section 2.02(a) shall also be applicable with respect to Additional Commitment Loans.

      (f) Section 2.03 (CHANGES IN AGGREGATE AMOUNT OF COMMITMENTS) is deleted and replaced with the following:

            "2.03 CHANGES IN AGGREGATE AMOUNT OF COMMITMENTS2.03 Changes in Aggregate Amount of Commitments.

            (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

            (b) The Company shall have the right at any time or from time to time to terminate in whole, or to reduce in part, the aggregate unused amount of the Commitments; PROVIDED that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof, (y) each partial reduction shall be in an integral multiple of $1,000,000 and (z) on or before the Commitment Termination Date, the aggregate amount of the Commitments shall at no time be less than the aggregate outstanding principal amount of all Loans (including the Competitive Loans and the Swingline Loans).

            (c) The Company shall have the right to terminate or reduce the unused amount of the Swingline Commitment at any time or from time to time on not less than three Business Days' prior notice to the Administrative Agent (which shall promptly notify the Swingline Bank and each Bank) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be in integral multiples of $1,000,000) and shall be irrevocable and effective only upon receipt by the Administrative Agent.

            (d) The Commitments and Swingline Commitment, once terminated or reduced, may not be reinstated.

            (e) On the date ten (10) days after the closing of each Repayment Transaction described in Section 8.18 of the Credit Agreement, the amount of the Additional Commitment Amount shall be permanently reduced proportionately among the Banks by any amount required to be used to repay the Loans pursuant to Section 8.18 of the Credit Agreement until the Additional Commitment Amount has been reduced to $0.00 with respect to each Bank. On the date ten (10) days after the closing of each Repayment Transaction described in Section 8.18 of the Credit Agreement, after the permanent reduction to $0.00 with respect to each Bank of the Additional Commitment Amount, the amount of the Increased Commitment Amount shall be permanently reduced proportionately among the Banks by any amount required to be used to repay the Loans pursuant to Section 8.18 of the Credit Agreement until the Increased Commitment Amount has been reduced to $0.00 with respect to each Bank.

            (f) Notwithstanding anything to the contrary herein, any payments received by or on behalf of the Company shall first be applied to reduce the outstanding Additional Commitment Loans, if any and shall next be applied to reduce the outstanding Increased Commitment Loans, if any."

      (g) Subsection (a) of Section 2.06 of the Credit Agreement is deleted and replaced with the following:

            "(a) The Revolving Credit Loans made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 to the Credit Agreement, dated the date of the Sixth Amendment, payable to such Bank in a principal amount equal to the amount of its Original Commitment as originally in effect and otherwise duly completed."

      (h) Subsection (e) of Section 2.06 of the Credit Agreement is deleted and replaced with the following:

            "(e) The Competitive Loans made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-4 to the Credit Agreement, dated the date of the Sixth Amendment, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed."

      (i) Subsection (g) of Section 2.06 of the Credit Agreement is deleted and replaced with the following:

            "(g) The Increased Commitment Loans made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-5 to the Credit Agreement, dated the date of the Sixth Amendment, payable to such Bank in a principal amount equal to the amount of its Increased Commitment Amount as originally in effect and otherwise duly completed. The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Increased Commitment Loan made by each Bank providing such loan to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Increased Commitment Note evidencing the Increased Commitment Loans held by it, endorsed by such Bank on the schedule attached to such Increased Commitment Note or any continuation thereof; PROVIDED that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Increased Commitment Note in respect of the Increased Commitment Loans evidenced by such Increased Commitment Note."

      (j) Subsection (h) is added to Section 2.06 of the Credit Agreement as follows:

            "(h) The Additional Commitment Loans made by each Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-6 hereto, dated the date of the Sixth Amendment, payable to such Bank in a principal amount equal to the amount of its Additional Commitment Amount as originally in effect and otherwise duly completed. The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Additional Commitment Loan made by each Bank providing such loan to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Additional Commitment Note evidencing the Additional Commitment Loans held by it, endorsed by such Bank on the schedule attached to such Additional Commitment Note or any continuation thereof; PROVIDED that the failure of such Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Additional Commitment Note in respect of the Additional Commitment Loans evidenced by such Additional Commitment Note."

      (k) Section 2.07 (OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS) of the Credit Agreement is deleted and replaced with the following:

            "2.07 OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF Loans2.07 OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Section 4.04 hereof, the Company shall have the right to prepay Swingline Loans, the Increased Commitment Loans, Additional Commitment Loans or any Series of Revolving Credit Loans or the Term Loans, in whole at any time or in part from time to time or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, PROVIDED that:

            (a) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in Section
            4.05 hereof (and, upon the prepayment date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);

            (b) the Company shall simultaneously pay interest on any principal so prepaid accrued to the date of such prepayment;

            (c) if any Revolving Credit Loan, Increased Commitment Loan or Additional Commitment Loan that is a Eurodollar Loan is prepaid or Converted on any day other than the last day of the Interest Period therefor, the Company shall simultaneously pay any amounts required by Section 5.05 hereof in respect of such prepayment;

            (d) prepayments or Conversions of Term Loans that are Eurodollar Loans may only be made on the last day of any Interest Period therefor and shall be applied ratably to the outstanding installments of such Term Loans;

            (e) if any Swingline Loan is outstanding, the Increased Commitment Loans, Additional Commitment Loans and Revolving Credit Loans may not be prepaid or Converted;

            (f) Swingline Loans may not be Continued;

            (g) Any payments received by or on behalf of the Company shall first be applied to reduce the outstanding Additional Commitment Loans, if any and then the Increased Commitment Loans, if any.

            The Company shall not have the right to prepay any Competitive Loan without the consent of the Bank making such Competitive Loan.

            Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Banks shall) suspend (for so long as such Event of Default shall be continuing) the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans."

      (l) Subsection (d) is hereby added to Section 2.08 of the Credit Agreement as follows:

            "(d) Notwithstanding anything to the contrary herein contained, the Existing Commitment Termination Date in effect at the time of the execution of the Sixth Amendment shall be deemed to be the Amendment Effective Date of the Sixth Amendment and The Bank of New York shall be deemed to be a Non-extending Bank with respect to such Existing Commitment Termination Date."

      (m) Subsections (a) and (b) of Section 3.01 of the Credit Agreement are deleted and replaced with the following:

            "(a) The Company hereby promises to pay to the Administrative Agent for account of each Bank providing any such Loan (i) the outstanding principal amount of each of such Bank's Additional Commitment Loans, and each Additional Commitment Loan shall mature, upon the expiration of the Additional Commitment Period, (ii) the outstanding principal amount of each of such Bank's Increased Commitment Loans, and each Increased Commitment Loan shall mature, upon the expiration of the Increased Commitment Period, (iii) the outstanding principal amount of each of such Bank's Revolving Credit Loans, and each Revolving Credit Loan shall mature, on the Commitment Termination Date and (iv) the outstanding principal amount of each Competitive Loan, and each Competitive Loan shall mature, on the last day of the Interest Period applicable to such Loan.

            (b) The Company hereby promises to pay to the Administrative Agent for account of the Banks the aggregate principal amount of Term Loans in four equal consecutive quarterly installments commencing on the date three months after the date of the making of such Term Loans and thereafter on the quarterly anniversary dates of the date of the making of such Term Loans (each a "PRINCIPAL PAYMENT DATE"); provided that, if the date of the making of such Term Loans is the last Business Day of a calendar month (or on any day for which there is no numerically corresponding date in the appropriate subsequent calendar month) the payment date shall be the last Business Day of the appropriate subsequent calendar month; and provided that, if any Principal Payment Date would fall on a day other than a Business Day, such Principal Payment Date shall be the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
            Day)."

      (n) Subsection (a) of Section 3.02 of the Credit Agreement is deleted and replaced with the following:

            "(a) if such Loan is a Revolving Credit Loan, an Increased Commitment Loan or an Additional Commitment Loan, (i) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin and (ii) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable Margin;"

      (o) Section 4.02 of the Credit Agreement is deleted and replaced with the following:

            "4.02 PRO RATA TREATMENT4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein:

            (a) the making of Loans (other than Competitive Loans and Swingline Loans) shall be made pro rata among the Banks according to the amounts of their respective Commitments (without taking into account any Competitive Loans or Swingline Loans) and the then current Interest Period of Loans of a particular Class and Series shall be coterminous;

            (b) except as otherwise provided in Section 5.04 hereof, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Banks according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans);

            (c) each payment or prepayment of principal of Loans of a particular Class and Series shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class and Series held by the Banks;

            (d) each payment of interest on Loans of a particular Class and Series shall be made for account of the Banks pro rata in accordance with the amounts of interest on Loans of such Class and Series then due and payable to the respective Banks;

            (e) each termination or reduction of the amount of the Original Commitment Amounts shall be applied to the Original Commitment Amounts of the Banks, pro rata according to the respective amounts of the Original Commitment Amounts of the Banks;

            (f) each termination or reduction of the amount of the Increased Commitment Amounts shall be applied to the Increased Commitment Amounts of the Banks, pro rata according to the respective amounts of the Increased Commitment Amounts of the Banks;

            (g) each termination or reduction of the amount of the Additional Commitment Amounts shall be applied to the Additional Commitment Amounts of the Banks, pro rata according to the respective amounts of the Additional Commitment Amounts of the Banks;

            (h) notwithstanding the foregoing, Borrowings, payments and prepayments of Competitive Loans and Swingline Loans shall be made without regard to the foregoing provisions of this Section 4.02.

      (p) Section 4.04 (MINIMUM AMOUNTS) of the Credit Agreement is deleted and replaced with the following:

            "4.04 MINIMUM AMOUNTS4.04 MINIMUM AMOUNTS. Except for Conversions, or prepayments made pursuant to Section 5.04 hereof, each Borrowing, Conversion and partial prepayment of principal of Revolving Credit Loans, Increased Commitment Loans and Additional Commitment Loans shall be in an aggregate amount equal to (i) if it is a Eurodollar Loan, $10,000,000 or any integral multiple of $1,000,000 in excess thereof or (ii) if it is a Base Rate Loan, $5,000,000 or integral multiple of $500,000 in excess thereof (Borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate Borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Each Conversion of Term Loans shall be in an aggregate amount equal to $3,000,000 or any integral multiple of $200,000 in excess thereof, and each partial prepayment or Conversion of the principal of Term Loans shall be in an aggregate amount at least equal to $500,000 (Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Each Borrowing or partial prepayment of Swingline Loans shall be in an aggregate amount at least equal to $1,000,000 or in multiples of $200,000 in excess thereof. Each Borrowing or partial prepayment of Competitive Loans shall be in an aggregate amount at least equal to $5,000,000 or in multiples of $1,000,000 in excess thereof."

      (q) Section 8.05 of the Credit Agreement is deleted and replaced with the following:

            "8.05 PROHIBITION OF FUNDAMENTAL CHANGES.

                  (a) The Company will not, and will not permit any of its
            Material Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                  (b) The Company will not, and will not permit any of its
            Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person.

                  (c) The Company will not, and will not permit any of its
            Material Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests).

                  (d) Notwithstanding the foregoing paragraphs of this Section
            8.05:

                  (i) any Subsidiary of the Company may be merged or
            consolidated with or into (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other Subsidiary of the Company; PROVIDED that if any such transaction shall be between a Subsidiary of the Company and a Wholly Owned Subsidiary of the Company, such Wholly Owned Subsidiary shall be the continuing or surviving corporation; PROVIDED FURTHER, the Company shall provide the Agent notice of such transaction not less than five (5) days prior to the closing of such transaction;

                  (ii) the Company or any of its Subsidiaries may purchase
            equipment, furniture and supplies to be used in the ordinary course of business;

                  (iii) the Company or any of its Subsidiaries may make
            Investments permitted by Section 8.08 hereof;

                  (iv) any Subsidiary of the Company may convey, sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company; PROVIDED, the Company shall provide the Agent notice of such transaction not less than five (5) days prior to the closing of such transaction; and

                  (v) the Company or any of its Subsidiaries may convey, sell, lease, transfer or otherwise dispose of (w) equipment no longer used or useful in its business, (x) any portfolio Investment sold or disposed of in the ordinary course of business, (y) any other Investment (including any Investment in the capital stock of Subsidiaries of the Company other than ERC or Asset Guaranty) having a value, together with the value (when sold, leased transferred or otherwise disposed of), of all Investments sold, leased, transferred or otherwise disposed of in reliance on this sub-clause (y), not in excess of $3,000,000 and (z) any part of the business or Property of an Asset-Based Business (including any Investment in the capital stock of an Asset-Based Business) which constitutes a Repayment Transaction and which complies fully with the provisions of Section 8.18; provided, however that, in the case of any conveyance, sale, lease, transfer or disposition in accordance with clause (z) above, not more than an aggregate of $20,000,000 on a cumulative basis from the Amendment Effective Date (set forth in the Sixth Amendment) shall be received in the form of non-cash consideration.

      (r) Subsection (d) of Section 8.07 of the Credit Agreement is deleted and replaced with the following:

            "(d) additional Indebtedness of the Company and its Material Subsidiaries provided that on the date such Indebtedness is incurred and after giving effect thereto and to the concurrent retirement of any other Indebtedness of the Company and its Material Subsidiaries, total consolidated Indebtedness of the Company and its Subsidiaries (including Indebtedness created or incurred under any other subsection of this Section 8.07) does not exceed either (A)(i) 30% of Total Capitalization through the period ending December 31, 2000 or (ii) 25% of Total Capitalization after December 31, 2000 or (B) 50% of the sum of (x) Combined Statutory Surplus and (y) the contingency reserves reported by ERC, Asset Guaranty and Enhance Reinsurance Bermuda, Ltd. in its most recent Statutory Statement."

      (s) Section 8.18 of the Credit Agreement is deleted and replaced with the following:

            "Section 8.18 PROCEEDS OF CERTAIN TRANSACTIONS. The Company shall apply 100% of the net cash proceeds to the Company (net of reasonable costs incurred by the Company, including, but not limited to, legal fees and disbursements, brokers' fees, advisory fees, accountants' fees and disbursements) from any of the transactions described below (the "REPAYMENT TRANSACTIONS") to repay the Loans; it being understood that any portion of the net proceeds of any Repayment Transaction which is in a form other than cash shall be applied to repay the Loan when cash is received by the Company in respect of such non-cash consideration.

            Such repayment shall be made within ten (10) days of the closing of any such Repayment Transaction or the receipt of cash in respect of non-cash consideration. The Company shall provide the Agent with a reasonably detailed breakdown (including back-up information, if requested by the Agent or any Bank) of all fees and expenses incurred in connection with such Repayment Transaction within five
            (5) days of the closing of such Repayment Transaction.

            (a) The issuance by the Company of capital stock of any class in the public or private market, including mandatory convertible preferred equity or other capital markets product, other than in connection with (1) the Company's employee or director incentive or stock option plans (including, without limitation, the exercise of employee or director stock options issued thereunder) or the Company's Director Stock Ownership Plan or (2) any acquisition by the Company or any of its Subsidiaries of any business otherwise permitted by this Agreement, the consideration for which is, in whole or in part, shares of the capital stock of such class.

            (b) The sale of any of the Company's Subsidiaries or the sale, lease, transfer or disposition of any part of its or its Subsidiaries' Asset-Based Businesses.

            (c) Subject to Section 8.07 hereof, the issuance and sale of any debt in the public or private market by the Company."

      (t) Subsection (b) of Section 11.06 of the Credit Agreement is hereby deleted and replaced with the following:

            "(b) Each Bank may, at any time or from time to time, assign to one or more other Persons all or any portion of its Loans, its Notes, and its Commitment (but only with the consent of the Company, the Administrative Agent and the Swingline Bank, which consents shall not be unreasonably withheld); PROVIDED that (i) no such consent by the Company, the Administrative Agent or the Swingline Bank shall be required in the case of any assignment to another Bank; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000 or any integral multiple of $1,000,000 in excess thereof;
            (iii) each such assignment by a Bank of its Additional Commitment Loans, Additional Commitment Note, Increased Commitment Loans, Increased Commitment Note, Revolving Credit Loans, Revolving Credit Note, Term Loan, Term Loan Note or Commitment shall be made in such manner so that the same portion of its Increased Commitment Loans, Increased Commitment Note Revolving Credit Loans, Revolving Credit Note, Term Loan, Term Loan Note and Commitment is assigned to the respective assignee; (iv) each such assignment shall be effected by an Assignment and Acceptance in substantially the form of Exhibit D hereto. Upon execution and delivery by the assignee to the Company and the Administrative Agent of an Assignment and Acceptance pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment and Loans specified in such Assignment and Acceptance, and upon consent thereto by the Company and the Administrative Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Administrative Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Notwithstanding the foregoing, no assignee or other transferee of any of the rights, obligations or benefits of a Bank in respect of the Loans shall be entitled to receive any greater payment under Sections 5.01, 5.05 and 5.06 than such Bank would have been entitled to receive with respect to the Loans unless such transfer is made with the Company's prior written consent specifically detailing the nature of the greater payments to be due, or at a time when the circumstances giving rise to such greater payment did not exist or had not been announced. Upon each such assignment the assigning Bank shall pay the Administrative Agent an assignment fee of $3,500."

      (u) Attachment I is hereby added to the Credit Agreement as set forth in Attachment I hereto.

      (v) Schedules II and III of the Credit Agreement are hereby deleted and replaced in their entirety with Schedules II and III attached hereto, respectively.

      (w) Exhibit A-6 is hereby added to the Credit Agreement as set forth in Exhibit A-6 hereto.

      Section 3. CONDITIONS PRECEDENT. This Sixth Amendment shall take effect from the first day (the "Amendment Effective Date") that the Agent shall have received counterparts hereof signed by the Company, each of the Banks identified on the signature pages of this Sixth Amendment, the Swingline Bank and the Agent, and each of the conditions set forth in this Section 3 has been waived by each Bank and the Agent or met:

      (a) The Agent shall have received from the Company a certificate of a senior officer to the Company, dated the Amendment Effective Date, stating that:

            (i) the representations and warranties contained in Section 7 of the Credit Agreement are correct on and as of the date of such certificate as though made on and as of such date (or, if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

            (ii) no Event of Default or Default has occurred and is continuing or would result from the signing of the Sixth Amendment or the transactions contemplated thereby, in each case taking into account the effect of the Waiver and the amendments being made by this Sixth Amendment.

      (b) The Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Company, dated the Amendment Effective Date and certifying that, the charters or similar organizational documents of the Company and the Material Subsidiaries have not been amended since March 31, 2000.

      (c) The Agent shall have received for the account of each Bank a duly completed Additional Commitment Note, Increased Commitment Note, Revolving Credit Note and a Competitive Note, each duly executed and delivered by the Company and made payable to each Bank in the amount of its Commitment.

      (d) The Agent shall have received an opinion, dated the Amendment Effective Date, of Samuel Bergman, Executive Vice President and General Counsel of the Company, covering such matters as the Administrative Agent or any Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Agent), in which opinion such counsel may take into account the effect of the Waiver and the amendments being made by this Sixth Amendment.

      (e) The Agent shall have received all information, documents, certificates and opinions of counsel relating to the Company and its Subsidiaries, as any Bank or the Agent may reasonably request, all in form and substance satisfactory to the Banks, the Agent and its special counsel.

      (f) The Agent shall have received (i) payment of a fee for the ratable benefit of the Banks equal to 15 basis points ($174,375) on the Increased Commitment Amount and the Original Commitment Amount on the Amendment Effective Date, (ii) payment of a fee for the ratable benefit of the applicable Banks providing the Additional Commitment Amount equal to 80 basis points on the Additional Commitment Amount payable as follows: (A) 20 basis points on the Additional Commitment Amount shall be payable on the Amendment Effective Date,
(B) 20 basis points on the Additional Commitment Amount shall be payable on July 1, 2000 and (C) 40 basis points on the Additional Commitment Amount shall be payable on December 1, 2000 and (iii) the Agent shall have received payment of any other fees the Company shall have agreed to pay to the Agent. It is understood and agreed that if, on the due date for the payment of a fee pursuant to subclauses (B) and (C) of clause (ii) above, the Additional Commitment Amount shall have been reduced in accordance with Section 2.03, then such fee will be calculated based on the Additional Commitment Amount in effect as of the close of business on the date immediately preceding the due date thereof.

      (g) Day, Berry & Howard LLP, special counsel to the Agent, shall have received payment of its legal fees and disbursements in connection with the preparation, negotiation, execution and delivery of the Fifth and Sixth Amendment.

      Section 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

      (a) The execution, delivery and performance by the Company of this Sixth Amendment have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its shareholders; (ii) violate any provisions of its articles of incorporation or by-laws; (iii) violate any provision of any law, rule, regulation (including without limitation, Regulation U and X), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to and binding upon the Company or any Subsidiary, it being understood that the Company may be required to file a copy of this Sixth Amendment with the Securities and Exchange Commission in connection with the Company's periodic filing requirements; (iv) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Company or any Subsidiary is a party or by which it or its Properties may be bound; or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Company.

      (b) No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution or delivery by the Company of this Sixth Amendment or performance by the Company thereof or for the legality, validity or enforceability of this Sixth Amendment.

      (c) This Sixth Amendment constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

      (d) The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company or any of its Subsidiaries to the Agent or any Bank in connection with the negotiation, preparation or delivery of this Sixth Amendment or delivered pursuant hereto, when taken as a whole, do not, as of the Amendment Effective Date, contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. To the Company's knowledge, there is no fact peculiar to the Company or any of its Subsidiaries (in contrast to information of a general economic or industry nature) that could have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby.

      Section 5. EFFECT ON THE CREDIT AGREEMENT. The execution, delivery and effectiveness of this Sixth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any of the Banks under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. On and after the Amendment Effective Date, the rights and obligations of the parties hereto shall be governed by the Credit Agreement, as amended hereby.

      Section 6. COSTS, EXPENSES AND TAXES. The Company agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Sixth Amendment and any other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel to the Agent) in accordance with the terms of Section 11.03 of the Credit Agreement.

      Section 7. EXECUTION IN COUNTERPARTS. This Sixth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

      Section 8. GOVERNING LAW. This Sixth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

      Section 9. DEFINED TERMS. Until the Amendment Effective Date, capitalized terms used herein which are not expressly defined herein shall have the meanings ascribed to them in the Credit Agreement.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK --
                             SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered as of the day and year first above written.


                                   ENHANCE FINANCIAL SERVICES GROUP INC.


                                   By: /s/ JEFFREY A. FIGURELLI
                                       -----------------------------------------
                                       Title: Senior Vice President
                                              and Treasurer

                                   BANKS

                                   FLEET NATIONAL BANK


                                   By: /s/ E.B. SHELLEY
                                       -----------------------------------------
                                       Title: Director

                                   BANK ONE, NA (MAIN OFFICE CHICAGO)
                                   (FORMERLY KNOWN AS THE FIRST NATIONAL
                                   BANK OF CHICAGO)


                                   By: /s/ TIMOTHY J. STAMBAUGH
                                       -----------------------------------------
                                         Title: TIMOTHY J. STAMBAUGH
                                               SENIOR VICE PRESIDENT

                                   DEUTSCHE BANK AG, NEW YORK AND/OR
                                   CAYMAN ISLAND BRANCHES


                                   By: /s/ JOHN S. MCGILL
                                       -----------------------------------------
                                       Title: John S. McGill
                                              Director
                                   and


                                   By: /s/ ALAN KROUK
                                       -----------------------------------------
                                       Title: ALAN KROUK
                                              Vice President


                                   THE BANK OF NEW YORK


                                   By: /s/ AUDREY POLLARD
                                       -----------------------------------------
                                       Title: V.P.

                                   SWINGLINE BANK

                                   FLEET NATIONAL BANK,
                                   as Swingline Bank


                                   By: /s/ E.B. SHELLEY
                                       -----------------------------------------
                                       E. B. Shelley
                                       Title: Director

                                   AGENT

                                   FLEET NATIONAL BANK,
                                    as Agent


                                   By: /s/ E.B. SHELLEY
                                       -----------------------------------------
                                       E. B. Shelley
                                       Title: Director:

                                  ATTACHMENT I


               COMMITMENTS

  Additional    Increased      Original
  Commitment    Commitment    Commitment
    Amount        Amount        Amount
    ------        ------        ------
                                           BANKS
                                           -----
 $40,000,000   $20,000,000   $30,000,000   FLEET NATIONAL BANK


      $0       $15,000,000   $20,000,000   BANK ONE, NA (MAIN OFFICE
                                           CHICAGO) (FORMERLY KNOWN AS THE
                                           FIRST NATIONAL BANK OF CHICAGO)


 $18,750,000    $6,250,000   $25,000,000   DEUTSCHE BANK AG, NEW YORK AND/OR
                                           CAYMAN ISLAND BRANCHES

                                                                     EXHIBIT A-6


                      [Form of Additional Commitment Note]
                                 PROMISSORY NOTE


$________________                                     ____________, 2000
New York, New York


            FOR VALUE RECEIVED, ENHANCE FINANCIAL SERVICES GROUP INC., a New York corporation (the "COMPANY"), hereby promises to pay to the order of ________________ (the "PAYEE"), for the account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of Fleet National Bank at 777 Main Street, Hartford, Connecticut 06115, the principal sum of ________________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Additional Commitment Loans made by the Payee to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Additional Commitment Loan, at such office, in like money and funds, for the period commencing on the date of such Additional Commitment Loan until such Additional Commitment Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

            The date, amount, interest rate and duration of Interest Period of each Additional Commitment Loan made by the Payee to the Company, and each payment made on account of the principal thereof, shall be recorded by the Payee on its books and, prior to any transfer of this Note, endorsed by the Payee on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Payee to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Additional Commitment Loans made by the Payee.

            This Note is one of the Additional Commitment Notes referred to in the Credit Agreement dated as of June 30, 1998 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") among the Company, the banks party thereto and Fleet National Bank, as Swingline Bank and Administrative Agent, and evidences Additional Commitment Loans made by the Payee thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.


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

            The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

            Except as permitted by Sections 11.06(b) and 11.06(d) of the Credit Agreement, this Note may not be assigned by the Payee to any other Person.

            This Note shall be governed by, and construed in accordance with, the law of the State of New York.


                              ENHANCE FINANCIAL SERVICES GROUP INC.


                              By_________________________________________
                              Title:


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

                     SCHEDULE OF ADDITIONAL COMMITMENT LOANS


            This Note evidences Additional Commitment Loans made, Continued or Converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the Types bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments and prepayments, Continuations, and Conversions of principal set forth below:

                                                   Amount
  Date                                              Paid,
  Made,              Principal          Duration  Prepaid,
Continued    Type     Amount               of     Continued  Unpaid
    or        of        of     Interest Interest     or     Principal  Notation
Converted    Loan      Loan      Rate    Period   Converted  Amount    Made By
---------    ----      ----      ----    ------   ---------  ------    -------



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